Exhibit 99.3

FedFirst Financial Corporation
Subscription & Community Offering
Stock Order Form

FedFirst Financial Corporation	Expiration Date
Stock Information Center	for Stock Order Forms:
Donner at Sixth	, , 200X
Monessen, PA 15062	12:00 noon, Eastern Time
XXX-XXX-XXXX	(received not postmarked)

IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares	Subscription Price X 10.00 =	(2) Total Payment Due $	The minimum number of shares that may be subscribed for is 25 shares ($250.00) and the maximum number of shares that may be subscribed for is 15,000 shares ($150,000.00). See Instructions.

(3) Employee/Officer/Director Information

☐	Check here if you are an employee, officer or director of First Federal Savings Bank or member of such person’s immediate family living in the same household.

(4) Method of Payment/Check

Enclosed is a check, bank draft or money order payable to FedFirst Financial Corporation	Total Check Amount	$	.	.
in the amount indicated in this box.				.

(5) Method of Payment/Withdrawal — The undersigned authorizes withdrawal from the following account(s) at First Federal Savings Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at First Federal Savings Bank cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s) To Withdraw	$ Withdrawal Amount

		$	.

		$	.

(6) Purchaser Information

     Subscription Offering — Check here if you:

☐	a.	Had a deposit account(s) totaling $50.00 or more on September 30, 2003 (“Eligible Account Holder”).

☐	b.	Had a deposit account(s) totaling $50.00 or more on December 31, 2004 but are not an Eligible Account Holder (“Supplemental Eligible Account Holder”).

☐	c.	Had a deposit account(s) on January 31, 2005 or a loan on December 1, 1990 that continued to be outstanding on January 31, 2005, but are not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Depositor”).
     Community Offering — Check here if you:

☐	d.	Are any other community member (Indicate county of residence in #8 below).

PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.
SEE REVERSE SIDE FOR ADDITIONAL SPACE.

Account Number(s)	Account Title (Name(s) on Account)	BANK USE

(7) Form of Stock Ownership & SS# or Tax ID#:

☐	Individual	☐	Joint Tenants	☐	Tenants in Common	☐	Fiduciary (i.e. trust, estate)	SS#/Tax ID#-
☐	Uniform Transfers to Minors Act			☐	Company/Corporation/	☐	IRA or other qualified plan	SS#/Tax ID#-
	(Indicate SS# of Minor only)				Partnership

(8) Stock Registration & Address: Name and address to appear on stock certificate. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Name:

Name
Continued:

Mail to-
Street:

City:	State:	Zip Code:

(9) Telephone			County of
Daytime/Evening ( ) —	( )	—	Residence

(10) ☐ NASD Affiliation - Check here if you are a member of the National Association of Securities Dealers, Inc. (“NASD”), a person affiliated, or associated, with a NASD member, (continued on reverse side)
(11) ☐ Associates/Acting in Concert - Check here and complete the reverse side of this form, if you or any associates or persons acting in concert with you have submitted other orders for shares.

(12) Acknowledgement — To be effective, this stock order form must be properly completed and physically received by FedFirst Financial Corporation no later than 12:00 noon, Eastern Time, on ___________, __________ ____, 2005, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by FedFirst Financial Corporation this stock order form may not be modified, withdrawn or canceled without FedFirst Financial Corporation’s consent and if authorization to withdraw from deposit accounts at First Federal Savings Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of reorganization and minority stock issuance of FedFirst Financial Mutual Holding Company, FedFirst Financial Corporation and First Federal Savings Bank described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to execution and delivery of this stock order form to FedFirst Financial Corporation.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. First Federal Savings Bank, FedFirst Financial Mutual Holding Company and FedFirst Financial Corporation will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.

Bank Use

THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED IN ADDITION TO THE SIGNATURE BELOW

Signature	Date	Signature	Date

Item (6) Purchaser Account Information continued:

Account Number(s)	Account Title (Name(s) on Account)	BANK USE

Item (10) NASD continued:

a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. You agree, if you have checked the NASD Affiliation box, to report this subscription in writing to the applicable NASD member within one day of payment therefor.

Item (11) Associates/Acting In Concert continued:

If you checked the box in item #11 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered

Associate — The term “associate” of a person means:

(1) a corporation or organization other than FedFirst Financial Mutual Holding Company, FedFirst Financial Corporation or First Federal Savings Bank or a majority-owned subsidiary of FedFirst Financial Mutual Holding Company, FedFirst Financial Corporation or First Federal Savings Bank of which a person is a senior officer partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;

(2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or a fiduciary; and

(3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of FedFirst Financial Mutual Holding Company, FedFirst Financial Corporation or First Federal Savings Bank or any of their subsidiaries.

Acting in concert — The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement or understanding; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY FEDFIRST FINANCIAL MUTUAL HOLDING COMPANY, FEDFIRST FINANCIAL CORPORATION, FIRST FEDERAL SAVINGS BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call Robert Albanese, Regional Director of the Northeast Regional Office of the Office of Thrift Supervision at (201) 413-1000. I further certify that, before purchasing the common stock, par value $0.01 per share, of FedFirst Financial Corporation (the “Company”), the holding company for First Federal Savings Bank, I received a prospectus of the Company dated    , 2005 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page    , the risks involved in the investment in this common stock, including but not limited to the following:

Risks related to our Business:

1. Our market area limits our growth potential.
2. Our expansion strategy may not be successful.
3. Rising interest rates may hurt our profits.
4. Strong competition within our market area could hurt our profits and slow growth.
5. A significant percentage of our assets are invested in lower yielding investments, which has contributed to our low profitability.
6. Our purchase of unseasoned, out-of-state loans may expose us to increased lending risks.
7. We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

Risks related to this Offering:

1. Additional expenses following the offering from operating as a public company and from new stock-based benefit plans will adversely affect our profitability.
2. Our low return on equity may negatively impact the value of our common stock.
3. FedFirst Financial Corporation may contribute most of the net offering proceeds to First Federal Savings Bank, which would leave it with limited funds to pay dividends and repurchase stock.
4. We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.
5. Issuance of shares for benefit programs may dilute your ownership interest.
6. FedFirst Financial Mutual Holding Company’s majority control of our common stock will enable it to exercise voting control over most matters put to a vote of stockholders and will prevent stockholders form forcing a sale or a second-step conversion transaction your may find advantageous.
7. Our stock price may decline when trading commences.
8. Office of Thrift Supervision policy on remutualization transactions could prohibit acquisition of FedFirst Financial Corporation, which may adversely affect our stock price.
9. There may be a limited market for our common stock, which may adversely affect our stock price.

(By Executing this Certification Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws,
Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Signature	Date	Signature	Date

Print Name		Print Name

THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK

FedFirst Financial Corporation

Stock Ownership Guide

Individual
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Pennsylvania Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA PA (use minor’s social security number).

Fiduciaries
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

•	The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual.

•	The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

•	A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

•	The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

•	The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions

Items 1 and 2 — Number of Shares and Total Payment Due
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the Subscription Offering is $250 (25 shares). As more fully described in the plan of stock issuance outlined in the prospectus, the maximum purchase in any category of the Subscription Offering is $150,000 (15,000 shares), and the maximum purchase in the Community Offering (if held) by any person, is $150,000 (15,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $250,000 (25,000 shares) of common stock.

Item 3 — Employee/Officer/Director Information
Check this box to indicate whether you are an employee, officer or director of First Federal Savings Bank or a member of such person’s immediate family living in the same household.

Item 4 — Method of Payment by Check
If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to FedFirst Financial Corporation. Your funds will earn interest at First Federal Savings Bank’s passbook rate of interest until the stock offering is completed.

Item 5 — Method of Payment by Withdrawal
If you pay for your stock by a withdrawal from a deposit account at First Federal Savings Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 6 – Purchaser Information
Subscription Offering

     a. Check this box if you had a deposit account(s) totaling $50.00 or more on September 30, 2003 (“Eligible Account Holder”).

     b. Check this box if you had a deposit account(s) totaling $50.00 or more on December 31, 2004 but are not an Eligible Account Holder
          (“Supplemental Eligible Account Holder”).

     c. Check this box if you had a deposit account(s) on January 31, 2005 or a loan on December 1, 1990 that continued to be outstanding on
          January 31, 2005 but are not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Member”).

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.
Note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.

Items 7 and 8 — Form of Stock Ownership, SS# or Tax ID#, Stock Registration, Mailing Address and County
Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7.
Complete the requested stock certificate registration, mailing address and county in item 8.
The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock.
If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide”. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Item 9 — Telephone Number(s)
Indicate your daytime and evening telephone number(s). We may need to call you if we have any questions regarding your order or we cannot execute your order as given.

Item 10 — NASD Affiliation
Check this box if you are a member of the NASD or if this item otherwise applies to you.

Item 11 — Associates/Acting in Concert
Check this box if you or any associate (as defined on the reverse side of the stock order form) or person acting in concert (also defined on the reverse side of the stock order form) with you has submitted another order for shares and complete the reverse side of the stock order and certification form.

Item 12 — Acknowledgement
Sign and date the stock order and certification form where indicated. Before you sign, review the stock order and certification form, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

You may mail your completed stock order form and certification form in the envelope that has been provided, or you may deliver your stock order and certification form to any full service branch office of First Federal Savings Bank. Your stock order form, properly completed, signed certification form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by FedFirst Financial Corporation no later than 12:00 noon, Eastern Time, on _________ ,______  ___, 2005 or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our stock information center at XXX-XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The stock information center will be closed for bank holidays.